Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
First Quarter 2021 Financial Results

Net Income of $0.03 per Diluted Share
FFO of $0.48 per Diluted Share (Excluding Specified Items)
Same-store office and studio cash NOI increased 2.6% and 6.4%, respectively
Over 524,000 Square Feet of Office Leases Executed
GAAP and cash rent growth of 12.2% and 2.4%, respectively
Stabilized and in-service office portfolios 92.7% and 91.7% leased, respectively
Remaining 2021 office lease expirations just 6.5% of Company's Share of ABR
Collected 98% of Q1 Total Rents
Includes 99% for office and 100% for studio properties
Collected 99% of previously deferred rents owed first quarter
$1.0 Billion Total Liquidity and No Material Maturities Until 2023
Q2 2021 FFO Guidance of $0.46 to $0.48 per Diluted Share (Excluding Specified Items)
____________
LOS ANGELES (May 5, 2021)—Hudson Pacific Properties, Inc. (the "Company" or "Hudson Pacific") (NYSE: HPP) today announced financial results for the first quarter 2021.

Management Comments & Industry Outlook
Victor Coleman, Hudson Pacific Properties' Chairman and CEO, said:

"With a growing percentage of the population vaccinated and case numbers declining concurrently, companies are formalizing and even accelerating plans to return to the office. We are seeing this in our conversations with current and prospective tenants, and more broadly in the increase in tenant tours and requirements across our markets. Both our first quarter leasing activity, in terms of volume, and our current leasing pipeline, that is, deals in leases, LOIs or proposals, are back on par with our long-term averages. Quarter after quarter, our rent collections are in the high-90 percent range, and we are now successfully collecting essentially all previously deferred rents due for payment.

"Our focus on thriving tech and media industries; our high-quality, growth-oriented tenants; our premier, modern portfolio; along with our ample liquidity and excellent JV partners ideally position us for a post-COVID era and beyond. We remain focused on growth. In addition to One Westside, which will deliver nearly 600,000 square feet fully pre-leased to Google in first quarter of next year, our future development pipeline totals over three million square feet, of which 40% are prime studio-related opportunities. We are also actively evaluating a number of value-add office and studio acquisition opportunities, and look forward to sharing more on this front as potential transactions progress."

Hudson Pacific Properties, Inc.
Press Release

Consolidated Financial & Operating Results
For first quarter 2021 compared to first quarter 2020:
•Net income attributable to common stockholders of $5.0 million, or $0.03 per diluted share, compared to net income of $10.8 million, or $0.07 per diluted share;
•FFO, excluding specified items, of $73.5 million, or $0.48 per diluted share, compared to $84.6 million, or $0.54 per diluted share;
◦Specified items consisting of a one-time, prior-period supplemental property tax expense related to ICON, CUE and Sunset Bronson of $1.1 million, or $0.01 per diluted share, compared to transaction-related expenses of $0.1 million, or $0.00 per diluted share, and a one-time straight-line rent reserve of $2.6 million, or $0.02 per diluted share;
•FFO, including specified items, of $72.5 million, or $0.48 per diluted share, compared to $81.9 million, or $0.52 per diluted share;
•Total revenue increased 3.3% to $213.1 million;
•Total operating expenses increased 7.4% to $179.2 million; and
•Interest expense increased 14.6% to $30.3 million.

Office Segment Results
Financial & operating
For first quarter 2021 compared to first quarter 2020:
•Total revenue increased 3.1% to $192.1 million. Primary factors include:
◦Revenue from the acquisition of 1918 Eighth, the reversal of reserves against uncollected cash rents and straight-line rent receivables for two material tenants, and lower bad debt reserves, all partially offset by lower parking revenue stemming from COVID-19 impacted occupancy, and reserves against uncollected cash rents and straight-line rent receivables for certain tenants related to COVID-19;
•Operating expenses increased 4.2% to $66.6 million. Primary factors include:
◦Expenses associated with the aforementioned acquisition of 1918 Eighth and one-time supplemental property tax expense for prior periods on ICON and CUE, all partially offset by lower variable operating expenses (i.e. utilities, janitorial, parking) due to lower COVID-19 impacted occupancy; and
•Net operating income and cash net operating income for the 43 consolidated same-store office properties decreased 3.7% and increased 2.6%, respectively. Adjusted for the one-time supplemental property tax expense on ICON and CUE, net operating income and cash net operating income for the same-store office properties would have decreased by 2.9% and increased by 3.6%, respectively.
Leasing
•Stabilized and in-service office portfolios were 92.7% and 91.7% leased, respectively; and
•Executed 42 new and renewal leases totaling 524,353 square feet with GAAP and cash rent growth of 12.2% and 2.4%, respectively. Note that first quarter leasing activity included two large essentially at market renewals in Palo Alto totaling approximately 250,000 square feet, as well as an approximately 35,000-square-foot expansion lease in Seattle at a slightly below market contractual rate. Adjusting for these deals as well as short-term extensions results in cash rent growth of 6.9%.

Hudson Pacific Properties, Inc.
Press Release

Studio Segment Results
Financial & operating
For first quarter 2021 compared to first quarter 2020:
•Total revenue increased 5.9% to $21.0 million. Primary factors include:
◦Higher service and other revenue stemming from the resumption of production activity, largely at Sunset Gower and Sunset Las Palmas, as shelter-in-place restrictions eased;
•Total operating expenses increased 7.5% to $11.5 million, primarily due to the aforementioned increase in production activity; and
•Net operating income and cash net operating income for the three same-store studio properties increased 4.1% and 6.4%, respectively. Adjusted for the one-time supplemental property tax expense at Sunset Bronson, net operating income and cash net operating income for the same-store studio properties would have increased by 5.2% and 7.5%, respectively.
Leasing
•Trailing 12-month occupancy for the three same-store studio properties was 89.6%.

Leasing Activity
Executed significant leases across the portfolio
•Google renewed its 207,857-square-foot lease through November 2028 at 3400 Hillview in Palo Alto.
•Company 3 signed a 70,285-square-foot lease commencing April 2021 through March 2033 at Harlow in Hollywood.
•Lockheed Martin Corporation renewed its 42,899-square-foot lease through May 2026 at 3176 Porter in Palo Alto.
•Amazon leased an additional 35,524 square feet at 1918 Eighth in Seattle, commencing June 2021 through September 2030.

Balance Sheet
As of the end of the first quarter 2021:
•$2.8 billion of the Company's share of unsecured and secured debt and preferred units (net of cash and cash equivalents) resulting in a leverage ratio of 39.8%.
•Approximately $1.0 billion of total liquidity comprised of:
◦$134.3 million of unrestricted cash and cash equivalents;
◦$600.0 million of undrawn capacity under the unsecured revolving credit facility; and
◦$255.6 million of undrawn capacity under the construction loan secured by One Westside and 10850 Pico.
•Investment grade credit rated with 65.9% unsecured and 86.5% fixed-rate debt and a weighted average maturity of 5.5 years.

Dividend
Paid common dividend
•The Company's Board of Directors declared a dividend on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share.

Hudson Pacific Properties, Inc.
Press Release

Capital Transactions
Repurchased 0.6 million shares of common stock
The Company repurchased 0.6 million shares of common stock at an average price of $23.32 per share using liquidity generated from recapitalization of the Hollywood Media Portfolio.

ESG Leadership
Pledged $20 million to address homelessness
On February 11, Hudson Pacific pledged $20 million over the next five years to increase affordable housing and support individuals and families experiencing homelessness. The comprehensive program will include both impact investments and philanthropic donations in the Company's core markets. As part of this commitment, Hudson Pacific invested $3 million with SDS Capital Group’s Supportive Housing Fund, which in turn invests in the development of permanent, supportive housing across Los Angeles and the San Francisco Bay Area.

COVID-19 Update
Continued strong rent collections
During the first quarter, the Company collected 98% of its combined contractual rents, comprised of 99% from office tenants, 100% from studio tenants and 54% from storefront retail tenants. April collections remain consistent with these levels.

With respect to the collection of deferred rents, the Company collected 99% of the combined contractually deferred rents which became due and payable over the quarter.

Activities Subsequent to First Quarter 2021
Signed renewal lease with Dell EMC Corporation in Seattle
On April 16, the Company signed a 46,472-square-foot renewal lease with Dell EMC Corporation commencing October 2021 through January 2027. Effective upon commencement, Dell EMC Corporation will surrender 138,820 square feet, resulting in 89,426 square feet of on-going occupancy.

Issued 2020 Corporate Responsibility Report
On April 22, Hudson Pacific published its 2020 Corporate Responsibility Report, which details the Company's accomplishments across its Better BlueprintTM focus areas of Sustainability, Health and Equity. Highlights include achieving 100% carbon neutral operations and establishing a new science-based climate target; boosting LEED, ENERGY STAR, and Fitwel certifications for the Company's in-service office portfolio to 80%, 71%, and 23%, respectively; receiving Fitwel Viral Response certification for the Company's COVID-19 response; initiating in-depth diversity, equity and inclusion (DEI) training for all employees, including management; establishing a 2025 target for 15% of contractors on-site at (re)development projects to be local and/or diverse; fast-tracking over $650,000 to struggling and traditionally under-represented artists in Los Angeles through the Vibrant Cities Arts Grant program; donating over $1 million to its communities (4.6% of net earnings); and pledging $20 million over five years to invest or donate into innovative homelessness and housing solutions.

Hudson Pacific Properties, Inc.
Press Release

FFO Guidance
The Company is providing second quarter 2021 guidance in the range of $0.46 to $0.48 per diluted share excluding specified items. There are no specified items in connection with this guidance.

The FFO estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from future unannounced or speculative acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from this estimate.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "FFO Guidance" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Supplemental Information
Supplemental financial information regarding Hudson Pacific's first quarter 2021 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.

Conference Call
The Company will hold a conference call to discuss first quarter 2021 financial results at 11:00 a.m. PT / 2:00 p.m. ET on May 6, 2021. Please dial (877) 407-0784 to access the call. International callers should dial (201) 689-8560. A live, listen-only webcast can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com, where a replay of the call will be available. A replay will also be available beginning May 6, 2021 at 2:00 p.m. PT / 5:00 p.m. ET, through May 20, 2021 at 8:59 p.m. PT / 11:59 p.m. ET, by dialing (844) 512-2921 and entering the passcode 13718483. International callers should dial (412) 317-6671 and enter the same passcode.

About Hudson Pacific Properties
Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling nearly 20 million square feet, including land for development. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Google, Netflix, Riot Games, Square, Uber and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP and listed as a component of the S&P MidCap 400 Index. For more information visit HudsonPacificProperties.com.

Hudson Pacific Properties, Inc.
Press Release

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,303,478	$8,215,017
Accumulated depreciation and amortization	(1,162,452)	(1,102,748)
Investment in real estate, net	7,141,026	7,112,269
Cash and cash equivalents	134,278	113,686
Restricted cash	35,055	35,854
Accounts receivable, net	19,634	22,105
Straight-line rent receivables, net	232,817	225,685
Deferred leasing costs and lease intangible assets, net	280,679	285,836
U.S. Government securities	133,790	135,115
Operating lease right-of-use asset	263,691	264,880
Prepaid expenses and other assets, net	78,948	72,667
Investment in unconsolidated real estate entities	83,917	82,105
TOTAL ASSETS	$8,403,835	$8,350,202

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,454,815	$3,399,492
In-substance defeased debt	130,828	131,707
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	271,426	235,860
Operating lease liability	269,191	270,014
Lease intangible liabilities, net	46,190	49,144
Security deposits and prepaid rent	90,533	92,180
Total liabilities	4,329,119	4,244,533

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	128,661	127,874

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
Common stock, $0.01 par value, 490,000,000 authorized, 150,760,631 shares and 151,401,365 shares outstanding at March 31, 2021 and December 31, 2020, respectively	1,508	1,514
Additional paid-in capital	3,423,699	3,469,758
Accumulated other comprehensive loss	(5,327)	(8,133)
Total Hudson Pacific Properties, Inc. stockholders' equity	3,419,880	3,463,139
Non-controlling interest—members in consolidated real estate entities	476,573	467,009
Non-controlling interest—units in the operating partnership	39,787	37,832
Total equity	3,936,240	3,967,980
TOTAL LIABILITIES AND EQUITY	$8,403,835	$8,350,202

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
In thousands, except share data

	Three Months Ended March 31,

	2021	2020
REVENUES
Office
Rental	$189,861	$181,113
Service and other revenues	2,282	5,314
Total office revenues	192,143	186,427
Studio
Rental	12,153	12,915
Service and other revenues	8,823	6,885
Total studio revenues	20,976	19,800
Total revenues	213,119	206,227
OPERATING EXPENSES
Office operating expenses	66,562	63,860
Studio operating expenses	11,453	10,650
General and administrative	18,449	18,618
Depreciation and amortization	82,761	73,763
Total operating expenses	179,225	166,891
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate entities	635	(236)
Fee income	848	610
Interest expense	(30,286)	(26,417)
Interest income	997	1,025
Transaction-related expenses	—	(102)
Unrealized gain (loss) on non-real estate investments	5,775	(581)
Other (expense) income	(452)	314
Total other expense	(22,483)	(25,387)
Net income	11,411	13,949
Net income attributable to preferred units	(153)	(153)
Net income attributable to participating securities	(278)	(29)
Net income attributable to non-controlling interest in consolidated real estate entities	(6,630)	(3,517)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	682	633
Net income attributable to non-controlling interest in the operating partnership	(50)	(106)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,982	$10,777

BASIC AND DILUTED PER SHARE AMOUNTS
Net income attributable to common stockholders—basic	$0.03	$0.07
Net income attributable to common stockholders—diluted	$0.03	$0.07
Weighted average shares of common stock outstanding—basic	150,823,605	154,432,602
Weighted average shares of common stock outstanding—diluted	151,141,079	158,109,912

Hudson Pacific Properties, Inc.
Press Release

Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended March 31,
	2021	2020
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net income	$11,411	$13,949
Adjustments:
Depreciation and amortization—Consolidated	82,761	73,763
Depreciation and amortization—Corporate-related	(577)	(565)
Depreciation and amortization—Company's share from unconsolidated real estate entities	1,511	1,381
Unrealized (gain) loss on non-real estate investments	(5,775)	581
FFO attributable to non-controlling interests	(16,717)	(7,093)
FFO attributable to preferred units	(153)	(153)
FFO to common stockholders and unitholders	72,461	81,863
Specified items impacting FFO:
Transaction-related expenses	—	102
One-time straight line rent reserve	—	2,620
One-time prior period net property tax adjustment	1,050	—
FFO (excluding specified items) to common stockholders and unitholders	$73,511	$84,585

Weighted average common stock/units outstanding—diluted	152,504	157,501
FFO per common stock/unit—diluted	$0.48	$0.52
FFO (excluding specified items) per common stock/unit—diluted	$0.48	$0.54

1.Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Hudson Pacific Properties, Inc.
Press Release

Net Operating Income
Unaudited, in thousands

	Three Months Ended March 31,
	2021	2020
RECONCILIATION OF NET INCOME TO NET OPERATING INCOME (“NOI”)(1):
Net income	$11,411	$13,949
Adjustments:
(Income) loss from unconsolidated real estate entities	(635)	236
Fee income	(848)	(610)
Interest expense	30,286	26,417
Interest income	(997)	(1,025)
Transaction-related expenses	—	102
Unrealized (gain) loss on non-real estate investments	(5,775)	581
Other expense (income)	452	(314)
General and administrative	18,449	18,618
Depreciation and amortization	82,761	73,763
NOI	$135,104	$131,717

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	157,768	155,069
Straight-line rent	6,647	12,914
Amortization of above-market and below-market leases, net	1,836	2,337
Amortization of lease incentive costs	(443)	(440)
Same-store office revenues	165,808	169,880

Same-store studios cash revenues	20,953	19,651
Straight-line rent	32	158
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	20,976	19,800

Same-store revenues	186,784	189,680

Same-store office cash expenses	56,062	55,964
Straight-line rent	366	366
Non-cash portion of interest expense	10	—
Amortization of above-market and below-market ground leases, net	586	586
Same-store office expenses	57,024	56,916

Same-store studio cash expenses	11,374	10,650
Non-cash portion of interest expense	79	—
Same-store studio expenses	11,453	10,650

Same-store expenses	68,477	67,566

Same-store net operating income	118,307	122,114
Non-same-store net operating income	16,797	9,603
NET OPERATING INCOME	$135,104	$131,717

SAME-STORE OFFICE NOI DECREASE	(3.7)%
SAME-STORE OFFICE CASH NOI INCREASE	2.6%
SAME-STORE STUDIO NOI INCREASE	4.1%
SAME-STORE STUDIO CASH NOI INCREASE	6.4%

Hudson Pacific Properties, Inc.
Press Release

1.Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.